                                                                    EXHIBIT 23.1


CONSENT OF INDEPENDENT ACCOUNTANTS


    We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 33-8697, 33-13953, 33-40744, 33-46963, and
333-28417) of Advanced Magnetics, Inc. of our report dated November 8, 2000 relating to the financial statements, which appears in this Form 10-K.



PricewaterhouseCoopers LLP
Boston, Massachusetts
December 18, 2000